February 1, 2023

Eric M. Ostertag, M.D., Ph.D.

Re: Transition and Consulting Agreement

Dear Eric:

This letter sets forth the substance of the transition and consulting agreement (the “Agreement”) that Poseida Therapeutics, Inc. (the “Company”) is offering to you in connection with your employment transition.

1.
Resignation Date. Pursuant to your voluntary resignation which the Company has hereby accepted, your employment with the Company shall end on February 3, 2023 (the “Resignation Date”). By your execution of this Agreement, you hereby resign from the Company’s Board of Directors (the “Board”) and confirm that you hold no other positions with or on behalf of the Company effective as of the Resignation Date. The preceding sentence is not contingent or conditioned on the occurrence of any other events, and is effective regardless of whether this Agreement becomes effective in accordance with Section 9(e) below.
2.
Final Pay. The Company will pay you all accrued wages, and all accrued and unused vacation earned through the Resignation Date, subject to standard payroll deductions and withholdings. You are entitled to these payments regardless of whether or not you sign this Agreement.
3.
Consulting Relationship. If you sign and return this Agreement to the Company on or within twenty-one (21) calendar days after the Resignation Date, allow the releases contained herein to become effective and comply with all of your legal and contractual obligations to the Company, then the Company agrees to retain you, and you agree to provide consulting services for the Company, under the following terms and conditions (the “Consulting Relationship”):
(a)
Consulting Period. The Consulting Relationship will be deemed to have commenced on the Resignation Date and will continue for a period of eighteen (18) months thereafter unless the Consulting Relationship has already been terminated earlier pursuant to Section 3(g) below (the “Consulting Period”). The Consulting Period can only be extended by a writing signed by you and a duly authorized officer of the Company.
(b)
Consulting Services. You agree to provide consulting services to the Company with respect to technical and scientific matters within your area of expertise, as requested by the Company’s Chief Executive Officer and/or Chief Financial Officer (the “Consulting Services”). You agree to exercise the highest degree of professionalism and utilize your expertise and creative talents in performing these services. You agree to make yourself available to perform such Consulting Services throughout the Consulting Period, on an as-needed basis. You will not be required to report

1.

281029325 v6

to the Company’s offices during the Consulting Period, except as specifically requested by the Company. When providing such services, you shall abide by the Company’s policies and procedures.
(c)
Independent Contractor Relationship. Your relationship with the Company during the Consulting Period will be that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship after the Resignation Date. Other than your COBRA rights, you will not be entitled to any of the benefits that the Company may make available to its employees, including but not limited to, group health or life insurance, profit-sharing or retirement benefits, and you acknowledge and agree that your relationship with the Company during the Consulting Period will not be subject to the Fair Labor Standards Act or other laws or regulations governing employment relationships.
(d)
Consideration for Consulting Services. During the Consulting Period, you will be eligible for the following consideration:
(i)
Consulting Fee. During the Consulting Period, you will be compensated at the rate of $750 per hour for your Consulting Services (the “Consulting Fee”). You will submit invoices of your Consulting Services on a monthly basis, and the Company will provide payment of any owed Consulting Fee within 30 calendar days after receipt of such invoices. The Company will not withhold from the Consulting Fee any amount for taxes, social security or other payroll deductions. The Company will report your Consulting Fee on an IRS Form 1099. You acknowledge that you will be entirely responsible for payment of any taxes that may be due with regard to the Consulting Fee. The Company encourages you to obtain professional advice from an advisor of your choice with respect to the tax treatment of, and any and all tax issues with respect to, the Consulting Fee.
(ii)
Equity Vesting. You were previously granted one or more options to purchase shares of the Company’s common stock and awards of restricted stock units that convert into shares of the Company’s common stock (collectively, the “Equity Awards”), each pursuant to the Company’s 2020 Equity Incentive Plan or the Company’s 2015 Equity Incentive Plan (as amended from time to time, together, the “Plans”). If you do not enter into this Agreement or the Consulting Relationship, under the terms of the applicable Plan and your Equity Awards, vesting will cease as of the Resignation Date. As consideration for the Consulting Services, the Company will consider your change of status from an employee to a consultant (effective as of the Resignation Date), and your Consulting Services during the Consulting Period, to constitute “Continuous Service” for purposes of the applicable Plan, and therefore your outstanding Equity Awards will continue to vest in accordance with their terms during the Consulting Period; provided that any stock options that are “incentive stock options” under Section 422 of the Internal Revenue Code shall cease to be “incentive stock options” and shall convert to nonstatutory stock options upon the three month anniversary of the Resignation Date. Vesting of your Equity Awards will cease at the termination of the Consulting Period and your rights to exercise or otherwise acquire any vested shares shall be governed and controlled by the applicable Plan and your applicable grant documents (the “Equity Documents”). All terms, conditions and limitations applicable to your Equity Awards will continue to be subject to the applicable Equity Documents. For the avoidance of doubt, if you do not enter into the Consulting Relationship, your “Continuous Service” for purposes of your equity awards will terminate, and the vesting of your Equity Awards will cease, on the Resignation Date.
(iii)
CIC Equity Acceleration. Upon a Change in Control (as defined in the Plans), the vesting and exercisability of your outstanding time-based Equity Awards shall accelerate

2.

281029325 v6

and become immediately vested and exercisable as of the date of the closing of the Change in Control (the “CIC Equity Acceleration”), subject to your Continuous Service (as defined in the Plans) up to and including the closing date of such Change in Control. For the avoidance of doubt, vesting acceleration under this subsection is conditioned upon the actual consummation of a Change in Control.
(e)
Limitations on Authority. You will have no responsibilities or authority as a consultant to the Company other than as provided above. You will have no authority to bind the Company to any contractual obligations, whether written, oral or implied, except with the written authorization of the Company’s Chief Executive Officer. You agree not to represent or purport to represent the Company in any manner whatsoever to any third party (including but not limited to customers, potential customers, investors, business partners or vendors), unless authorized by the Company’s Chief Executive Officer, in writing, to do so.
(f)
Confidential Information and Inventions. You agree that, during the Consulting Period and thereafter, you will not use or disclose, other than in furtherance of the Consulting Services, any confidential or proprietary information or materials of the Company, including any confidential or proprietary information that you obtain or develop in the course of performing the Consulting Services. Any and all work product you create in the course and scope of performing the Consulting Services will be the sole and exclusive property of the Company. You hereby assign to the Company all right, title, and interest in and to all inventions, techniques, processes, materials, and other intellectual property developed in the course and scope of performing the Consulting Services. You further acknowledge and reaffirm your continuing obligations under your previously executed PIIAA (as defined below). Notwithstanding the foregoing nondisclosure obligations, pursuant to 18 U.S.C. Section 1833(b), you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(g)
Early Termination of Consulting Period. If, during the Consulting Period, you materially breach this Agreement (including any material breach of any of the representations, warranties or commitments made by you in this Agreement) or your continuing obligations owed to the Company (including but not limited to those in the PIIAA), the Company has the right to terminate the Consulting Period following written notice to you of such breach and a period of 15 calendar days within which you shall have the opportunity to cure such breach to the reasonable satisfaction of the Company (to the extent such breach is curable as reasonably determined by the Company), and if so cured, this Agreement shall not be terminated for such breach. Additionally, either you or the Company have the right to terminate the Consulting Period at any time and for any reason upon 30 calendar days’ prior written notice to the other party.
(h)
Other Work Activities / Representations. Throughout the Consulting Period, you retain the right to engage in employment, consulting, or other work relationships in addition to your Consulting Services for the Company, so long as such activities do not present a conflict of interest with the Company’s business, or interfere with your continuing obligations owed to the Company. The Company acknowledges that your continued board service and related activities for Demeetra AgBio, Hera BioLabs, and PureLyfe do not currently present conflicts of interest. In the event that it is unclear to you whether a particular activity would breach this commitment, you agree

3.

281029325 v6

to contact the Company’s Chief Executive Officer to seek clarification. You represent and warrant that you are self-employed in an independently established trade, occupation, or business.
4.
COBRA; Health Insurance. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense. Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish. As an additional benefit provided to you under this Agreement, if you sign and return this Agreement to the Company on or within twenty-one (21) calendar days after the Resignation Date, allow the releases contained herein to become effective and comply with all of your legal and contractual obligations to the Company and timely elect continued coverage under COBRA, the Company will pay for the COBRA premiums to continue your health insurance coverage (including coverage for eligible dependents, if applicable) (“COBRA Premiums”) through the period (the “COBRA Premium Period”) starting on the Resignation Date and ending on the earliest to occur of: (i) eighteen (18) months following the Resignation Date; (ii) the date the Consulting Relationship is terminated by either party; (iii) the date you become eligible for group health insurance coverage through a new employer; or (iv) the date you cease to be eligible for COBRA continuation coverage for any reason. You must timely pay your premiums, and then provide the Company with proof of same to obtain reimbursement for your COBRA premiums under this section. In the event you become covered under another employer’s group health plan or otherwise cease to be eligible for COBRA during the COBRA Premium Period, you must immediately notify the Company of such event. Notwithstanding the foregoing, if the Company determines, in its sole discretion, that it cannot pay the COBRA Premiums without a substantial risk of violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company instead shall pay you, on the first day of each calendar month, a fully taxable cash payment equal to the applicable COBRA premiums for that month for the remainder of the COBRA Premium Period, which you may (but are not obligated to) use toward the cost of COBRA premiums.
5.
No Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you have not earned, and will not earn by the Resignation Date, and will not receive from the Company any additional compensation (including base salary, bonus, incentive compensation, or equity, equity acceleration or vesting), severance, or benefits before or after the Resignation Date, with the exception of any vested right you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account). For the avoidance of doubt, you acknowledge that there are no circumstances as of the date of this Agreement that constitute, and nothing contemplated in this Agreement shall be deemed for any purpose to be or to create, an involuntary termination without Cause or a Good Reason resignation right, including for purposes of your Amended and Restated Executive Employment Agreement with the Company dated as of February 1, 2022 and/or your Amended and Restated Participation Agreement dated as of February 1, 2022 (collectively, the “Prior Agreements”), or any other severance or change in control plan, agreement or policy maintained by the Company. You further hereby expressly waive any claim or right you may have as of the date of this Agreement (if any) to assert that this Agreement, or any other condition or occurrence, forms the basis for a without Cause termination or Good Reason resignation for any purpose, including for purposes of the Prior Agreements, or any other severance or change in control plan, agreement or policy maintained by the Company.
6.
Expense Reimbursements. You agree that, within ten (10) calendar days after the Resignation Date, you will submit your final documented expense reimbursement statement reflecting

4.

281029325 v6

all business expenses you incurred through the Resignation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.
7.
Return of Company Property. On or within ten (10) calendar days after the Resignation Date, you will return to the Company all Company documents (and all copies thereof) and other Company property in your possession or control, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, contact information, financial information, specifications, training materials, computer-recorded information, tangible property including, but not limited to, computers, credit cards, entry cards, identification badges and keys; and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof); provided that you shall be permitted to retain your laptop after deleting Company confidential and proprietary information. You represent that you have made a diligent search to locate any such documents, property and information within the required timeframe. In addition, if you have used any personally owned computer, server, e-mail system, mobile phone, portable electronic device (e.g., smartphone, iPad or the like), (collectively, “Personal Systems”) to receive, store, prepare or transmit any Company confidential or proprietary data, materials or information, then within ten (10) calendar days after the Resignation Date, you will permanently delete and expunge all such Company confidential or proprietary information from such Personal Systems without retaining any copy or reproduction in any form (in whole or in part). You agree that, after the applicable timeframes noted above, you will neither use nor possess Company property. The Company will provide you with access to Company property, as necessary, to the extent needed for you to perform your Consulting Services, including without limitation your facility access card and parking space; provided that you must return such Company property upon request and not later than the last day of the Consulting Period. Your timely compliance with this paragraph is a condition precedent to your receipt of the consideration described above.
8.
No Admissions. You understand and agree that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by the Company to you or to any other person, and that the Company makes no such admission.
9.
Release of Claims.
(a)
General Release. In exchange for the consideration provided to you under this Agreement to which you would not otherwise be entitled, you hereby generally and completely release the Company, and its affiliated, related, parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date you sign this Agreement (collectively, the “Released Claims”).
(b)
Scope of Release. The Released Claims include, but are not limited to: (i) all claims arising out of or in any way related to your employment with the Company, or the termination of that employment; (ii) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good

5.

281029325 v6

faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (the “ADEA”), the California Labor Code (as amended), the California Family Rights Act (as amended), the California Fair Employment and Housing Act (as amended), the Nevada Fair Employment Practices Act (as amended) and all other federal, state, and local statutes (including, but not limited to, Nevada's overtime, meal and rest period, and related wage and hour penalty statutes), ordinances, executive orders, and regulations.
(c)
Claims Not Released. Notwithstanding the foregoing, the following are not included in the Released Claims: (i) any rights or claims for indemnification you may have pursuant to any written indemnification agreement with the Company to which you are a party or under applicable law; (ii) any rights which are not waivable as a matter of law; and (iii) any claims for breach of this Agreement.
(d)
Protected Rights. You understand that nothing in this Agreement prevents you from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or any other government agency, except that you acknowledge and agree that you hereby waive your right to any monetary benefits in connection with any such claim, charge or proceeding. Additionally, while this Agreement does not limit your right to receive an award for information provided to the Securities and Exchange Commission, you are otherwise waiving, to the fullest extent permitted by law, any and all rights you may have to individual relief based on any claims that you have released and any rights you have waived by signing this Agreement. Nothing in this Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.
(e)
ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA, and that the consideration given for the waiver and release in this section is in addition to anything of value to which you are already entitled. You further acknowledge that you have been advised, as required by the ADEA, that: (i) your waiver and release do not apply to any rights or claims that may arise after the date that you sign this Agreement; (ii) you should consult with an attorney prior to signing this Agreement (although you may choose voluntarily not to do so); (iii) you have twenty-one (21) calendar days to consider this Agreement (although you may choose voluntarily to sign it earlier, and you agree that changes to this Agreement, whether material or immaterial, do not restart the running of the twenty-one (21) calendar day period); (iv) you have seven (7) calendar days following the date you sign this Agreement to revoke it (by providing written notice of your revocation to me); and (v) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth calendar day after the date that this Agreement is signed by you provided that you do not revoke it (the “Effective Date”).
10.
Section 1542 Waiver. In giving the release herein, which includes claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code, which reads as follows:

6.

281029325 v6

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

You hereby expressly waive and relinquish all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to your release of claims herein, including but not limited to your release of unknown claims.

11.
Representations. You hereby represent that you have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which you are eligible pursuant to the Family and Medical Leave Act, or otherwise, and have not suffered any on-the-job injury for which you have not already filed a workers’ compensation claim.
12.
Continuing Obligations. You acknowledge and reaffirm your continuing obligations under your signed Employee Proprietary Information and Invention Assignment Agreement, attached hereto as Exhibit A (the “PIIAA”) and which is incorporated herein by reference, and agree to abide by those continuing obligations.
13.
Non-Disparagement. You agree not to disparage the Company, its officers, directors, employees, shareholders, and agents, in any manner likely to be harmful to its or their business, business reputation, or personal reputation; provided that you may respond accurately and fully to any question, inquiry or request for information when required by legal process. The Company agrees to instruct its current executive officers and members of the Company’s Board of Directors (the “Non-Disparagement Parties”) not to disparage you in any manner likely to be harmful to your business reputation or personal reputation; provided that the Non-Disparagement Parties may respond accurately and fully to any question, inquiry or request for information when required or permitted by legal process. You understand that the obligations under this section extend only to the Company’s current executive officers and members of its Board of Directors, and only for so long as they are executive officers or directors of the Company. Nothing in this provision or this Agreement is intended to prohibit or restrain you or the Non-Disparagement Parties in any manner from making disclosures protected under the whistleblower provisions of federal or state law or regulation or other applicable law or regulation or as set forth in the section of this Agreement entitled “Protected Rights.”
14.
No Voluntary Adverse Action. You agree that you will not voluntarily (except in response to legal compulsion or as permitted under the section of this Agreement entitled “Protected Rights”) assist any person in bringing or pursuing any proposed or pending litigation, arbitration, administrative claim or other formal proceeding against the Company, its parent or subsidiary entities, affiliates, officers, directors, employees or agents.
15.
Material Non-Public Information. You acknowledge and agree that in the course of providing Consulting Services to the Company, certain information disclosed to you, or of which you otherwise become aware of, during the Consulting Period may be or be deemed to be “material non-public information” (“MNPI”) within the meaning of the federal or state securities laws. The Company will use reasonable efforts not to disclose any MNPI to you without your prior written consent. MNPI will only be disclosed to you on a need-to-know basis and for the specific purpose of providing the Consulting Services, and you shall use such MNPI only for such specific purpose. You agree to abide by all securities and related laws, rules and regulations in connection with providing the

7.

281029325 v6

Consulting Services including those laws, rules and regulations relating to the receipt, handling and use of MNPI and shall not buy or sell common stock or other securities of the Company on the basis of MNPI regarding the Company or otherwise. If the Company discloses MNPI to you, which MNPI is separate and independent of technical and scientific matters with respect to which you have provided consulting services hereunder, without your prior written consent (or your subsequent written waiver), the Company shall use reasonable measures to promptly disclose such MNPI in a press release or filing with the Securities and Exchange Commission, provided that under no circumstances will the Company be required to disclose MNPI which includes trade secrets. Notwithstanding the foregoing, the Company shall not be obligated to issue any such public press release or make any such filing with the Securities and Exchange Commission if the Board or the Company’s Chief Executive Officer determines in good faith that doing so would not be in the best interest of the Company.
16.
Cooperation. You agree to cooperate fully with the Company in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters arising from events, acts, or failures to act that occurred during the period of your employment by the Company. Such cooperation includes, without limitation, making yourself available to the Company upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony. In connection with any such cooperation, the Company will pay you an hourly fee equal to your most recent rate paid under this Agreement, reimburse you for reasonable out-of-pocket expenses you incur, and make reasonable efforts to accommodate your scheduling needs.
17.
Dispute Resolution. To ensure the timely and economical resolution of disputes that may arise between you and the Company, both you and the Company mutually agree that pursuant to the Federal Arbitration Act, 9 U.S.C. §1-16 (the “FAA”), and to the fullest extent permitted by applicable law, you and the Company will submit solely to final, binding and confidential arbitration any and all disputes, claims, or causes of action arising from or relating to: (i) the negotiation, execution, interpretation, performance, breach or enforcement of this Agreement; or (ii) your employment or service relationship with the Company (including but not limited to all statutory claims); or (iii) the termination of your employment or service relationship with the Company (including but not limited to all statutory claims). By agreeing to this arbitration procedure, both you and the Company waive the right to resolve any such disputes through a trial by jury or judge or through an administrative proceeding. The arbitrator shall have the sole and exclusive authority to determine whether a dispute, claim or cause of action is subject to arbitration under this section and to determine any procedural questions which grow out of such disputes, claims or causes of action and bear on their final disposition. All claims, disputes, or causes of action under this section, whether by you or the Company, must be brought solely in an individual capacity, and shall not be brought as a plaintiff (or claimant) or class member in any purported class or representative proceeding, nor joined or consolidated with the claims of any other person or entity. The arbitrator may not consolidate the claims of more than one person or entity, and may not preside over any form of representative or class proceeding. To the extent that the preceding sentences in this section are found to violate applicable law or are otherwise found unenforceable, any claim(s) alleged or brought on behalf of a class shall proceed in a court of law rather than by arbitration. Any arbitration proceeding under this section shall be presided over by a single arbitrator and conducted by JAMS, Inc. (“JAMS”) at a location within fifty (50) miles of your current primary residence in Nevada, or as otherwise agreed to by you and the Company, under the then applicable JAMS rules for the resolution of employment disputes (available upon request and also currently available at http://www.jamsadr.com/rules-employment-arbitration/). You and the Company both have the right to be represented by legal counsel at any arbitration

8.

281029325 v6

proceeding, at each party’s own expense. The arbitrator shall: (i) have the authority to compel adequate discovery for the resolution of the dispute; (ii) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award; and (iii) be authorized to award any or all remedies that you or the Company would be entitled to seek in a court of law. The Company shall pay all JAMS arbitration fees in excess of the amount of court fees that would be required of you if the dispute were decided in a court of law. This section shall not apply to any action or claim that cannot be subject to mandatory arbitration as a matter of law, including, without limitation, sexual assault disputes and sexual harassment disputes as defined in the FAA, to the extent such claims are not permitted by applicable law to be submitted to mandatory arbitration and such applicable law is not preempted by the FAA or otherwise invalid (collectively, the “Excluded Claims”). In the event you intend to bring multiple claims, including one of the Excluded Claims listed above, the Excluded Claims may be filed with a court, while any other claims will remain subject to mandatory arbitration. Nothing in this section is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any final award in any arbitration proceeding hereunder may be entered as a judgment in the federal and state courts of any competent jurisdiction and enforced accordingly.
18.
Miscellaneous. This Agreement, including the PIIAA, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to its subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. The Company may not assign this Agreement, without your prior written consent. You may not assign any of your duties hereunder and you may not assign any of your rights hereunder without the written consent of the Company. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of Nevada without regard to conflict of laws principles. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. Signatures on this Agreement communicated by facsimile or other similar electronic transmission or a digital signature provided through DocuSign (or some other similar service) shall be considered an original signature, and the use of electronic signatures and the keeping of records in electronic form be granted the same legal effect, validity, or enforceability as a signature affixed by hand or the use of a paper-based record keeping system to the extent and as provided for in any applicable law including the Federal Electronic Signatures in Global and National Commerce Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature page follows]

9.

281029325 v6

If this Agreement is acceptable to you, please sign below and return the original to me. You have twenty-one (21) calendar days to decide whether you would like to accept this Agreement, and the Company’s offer contained herein will automatically expire if you do not sign and return it within this timeframe.

Sincerely,

Poseida Therapeutics, Inc.

By: /s/ Mark J. Gergen

Mark J. Gergen

Chief Executive Officer

Exhibit A – Employee Proprietary Information and Invention Assignment Agreement

I have read, understand and agree fully to the foregoing Agreement:

/s/ Eric M. Ostertag

Eric M. Ostertag, M.D., Ph.D.

2/1/2023

Date

10.

281029325 v6